UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 22, 2017, "H.R.1," known as the "Tax Cuts and Jobs Act," was signed into law. H.R.1, among other items, reduces the corporate income tax rate from 35% to 21%, effective January 1, 2018. As such, First Commonwealth Financial Corporation ("Corporation") is completing a revaluation of the Corporation's net deferred tax assets. The Corporation's deferred tax assets, net of deferred tax liabilities, represent expected corporate tax benefits anticipated to be realized in the future. The reduction in the federal corporate tax rate reduces these benefits. The Corporation is currently in the process of evaluating the impact of H.R.1 and has preliminarily estimated a reduction in the Corporation's deferred tax asset of approximately $16.9 million in the fourth quarter of 2017, representing approximately ($0.17) per diluted share based on estimated fourth quarter weighted average diluted shares of approximately 97.5 million.

The Corporation's revaluation of its deferred tax asset is subject to further clarifications of the new law that cannot be estimated at this time. As such, the Corporation is unable to make a final determination of the impact on the quarterly and year-to-date earnings for the period ending December 31, 2017 at this time, and, therefore, the reduction of the Corporation's deferred tax asset may vary materially from the estimated amount. The Corporation does not anticipate future cash expenditures as a result of the reduction to the net deferred tax asset.

Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements regarding the Corporation's outlook and expectations with respect to the enactment of H.R.1, effective January 1, 2018, including the expected impact of H.R.1 on the Corporation's deferred tax assets, the impact of the revaluation of the deferred tax assets on the Corporation's fourth quarter 2017 earnings and that the Corporation does not anticipate future cash expenditures as a result of the reduction in the deferred tax assets. Words and phrases such as “anticipates,” “expects,” “believes,” “plans,” “estimates,” “will,” and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations. Forward-looking statements are not guarantees of future financial performance and are subject to risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risks factors include, without limitation, uncertainties in the Corporation's preliminary review of, and additional analysis with respect to, the impact of H.R.1 on the Corporation's deferred tax asset, as well as additional risks and uncertainties included in the risk factors described in Item 1A of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2016. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation assumes no duty to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2018
FIRST COMMONWEALTH FINANCIAL CORPORATION

By:    /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President, Chief
Financial Officer and Treasurer